UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 1, 2006
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                                 NVE Corporation
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             (Exact name of registrant as specified in its charter)

         Minnesota                     000-12196                 41-1424202
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


11409 Valley View Road, Eden Prairie, Minnesota                        55344
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    (Address of principal executive offices)                         (Zip Code)

Issuer's telephone number, including area code  (952) 829-9217
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        (Former name or former address, if changed since last report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

Termination of our Employee Stock Purchase Plan

     On October 17, 2005 we reported on Form 8-K under Item 1.01, Entry into a Material Definitive Agreement, that our Board of Directors had voted to terminate the NVE Corporation 2001 Employee Stock Purchase Plan (the "Plan") effective January 1, 2006.

     On January 1, 2006 we implemented the termination of the Plan. The termination of the Plan did not affect participants' options to purchase shares under the Plan on December 31, 2005.

     The termination was in anticipation of the impact of Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 123(R), which we believe would have required recognizing expenses associated with the issuance of shares under the Plan. Public entities that do not file as small business issuers will be required to apply SFAS No. 123(R) as of the first annual reporting period beginning after June 15, 2005.

     The Plan had been approved by our shareholders in 2001 and allowed us to issue up to 200,000 shares of common stock. During the life of the Plan we issued 6,449; 7,009; 12,566; 8,917; and 2,839 shares of common stock under the Plan for fiscal years ending March 31, 2006, 2005, 2004, 2003, and 2002, respectively.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NVE CORPORATION
                                           (Registrant)


Date  January 4, 2006                     /s/ Daniel A. Baker
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                                          By: Daniel A. Baker
                                          President and Chief Executive Officer



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